Harney Westwood & Riegels
3501 The Center
99 Queen's Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

10 May 2023

raymond.ng@harneys.com
+852 5806 7883
059419-0002-RLN

Zhong Yuan Bio-Technology Holdings Limited
中元生物科技控股有限公司
Suite 901, Tesbury Centre
28 Queen's Road East
Wanchai, Hong Kong

Dear Sir or Madam

Zhong Yuan Bio-Technology Holdings Limited 中元生物科技控股有限公司 (the *Company*)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the ***Commission***) under the United States Securities Act of 1933, as amended (the ***Securities Act***) (the ***Registration Statement***), relating to the offering by the Company of certain of its ordinary shares of par value US$0.001 per share (the ***IPO Shares***) and the ordinary shares being sold by the Selling Shareholder (as defined in the Registration Statement) (the ***Sale Shares***, together with the IPO Shares and the Sale Shares, the ***Shares***).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1 **Existence and Good Standing.** The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2 **Authorised Share Capital.** Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each.

3 **Valid Issuance of IPO Shares.** The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation of the holders of any of the IPO Shares to make any further payment to the Company in respect of such IPO Shares.

4 **Sale Shares.** The Sale Shares offered by the Selling Shareholder are allotted and issued and fully paid and non-assessable, and there will be no further obligation of the holders of any of the Sale Shares to make any further payment to the Company in respect of such Sale Shares.

5 **Cayman Islands Law.** The statements under the caption "Taxation", "Enforceability of Civil Liabilities" and "Description of Share Capital" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1 The certificate of incorporation and the certificate of incorporation on change of name of the Company dated 5 July 2016 and 16 February 2017 respectively;

2 The amended and restated memorandum and articles of association of the Company adopted by special resolution dated 15 November 2017 as amended by resolutions of the shareholders of the Company passed on 24 July 2020 (the ***M&A***);

3 The register of directors and register of members of the Company provided to us on 20 October 2022;

Copies of 1-3 above have been provided to us by the Company (the ***Corporate Documents***, and together with 4-7 below, the ***Documents***).

4 A copy of executed unanimous written resolutions of the directors of the Company dated 24 November 2022 (the ***Resolutions***);

5 a certificate of good standing in respect of the Company issued by the Registrar of Companies dated 5 May 2023;

6 A certificate from a director of the Company dated 10 May 2023, a copy of which is attached hereto (the ***Director's Certificate***); and

7 The Registration Statement filed with the Commission on 25 November 2022 (as amended by Amendment No.5 to it filed on 4 April 2023).

SCHEDULE 2

Assumptions

1 **Authenticity of Documents.** Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2 **Corporate Documents.** All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3 **Director's Certificate**. The contents of the Director's Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director's Certificate that will in any way affect this opinion.

4 **No Steps to Wind-up**. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company's property or assets.

5 **Resolutions.** The Resolutions remain in full force and effect.

6 **Unseen Documents.** Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1 We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2 Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3 In this opinion the phrase ***non-assessable*** means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4 **Good Standing.** The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

Annex

Director’s Certificate

Zhong Yuan Bio-Technology Holdings Limited
中元生物科技控股有限公司
incorporated in the Cayman Islands
Company No. 313036
(the ***Company***)

DIRECTOR'S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the ***Legal Opinion***). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1 Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2 I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3 I, the undersigned, confirm in relation to the Company that:

(a) the unanimous written resolutions of the board of directors dated 24 November 2022 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(b) the purchase price in respect of the Sale Shares has been paid in full; and

(c) there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[*Signature page to follow*]

Name: Pang Fung Ming

Director

Date: May 10 2023